PORTIONS OF THIS EXHIBIT ("CONFIDENTIAL PORTIONS") HAVE BEEN DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("COMMISSION")UNDER RULE 406 OF THE SECURITIES ACT OF 1933 AND THE FREEDOM OF INFORMATION ACT. THE CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION AND ARE IDENTIFIED IN THIS EXHIBIT BY THE NOTATION "CT REQUESTED."

               INDEFEASIBLE RIGHT OF USE AGREEMENT





                             BETWEEN





             COMPANHIA PORTUGUESA RADIO MARCONI, S.A.





                               AND





                          STARTEC, INC.

THIS AGREEMENT, made and entered into this 1st day of January
1996, between:

COMPANHIA PORTUGUESA RADIO MARCONI, S.A., a corporation organized and existing under the laws of Portugal, with the capital stock of PTE 15.600.000.000$00, corporate body 500069131, registered in the Commercial Registry of Lisbon under the number 10844 and having its main office at Av. lvaro Pais, 2, 1699 Lisboa Codex, Portugal (hereinafter referred to as "The Vendor", which expression shall include its successors and assigns), and STARTEC, INC., having its principal office at 10411 Motor City Drive, Suite 301, Bethesda, MD 20817, U.S.A., (hereinafter called "the Purchaser", which expression shall include its successors and assigns).

WITNESSETH

WHEREAS, pursuant to an Agreement dated July 3, 1989 (hereinafter called "EURAFRICA Agreement"), a digital fibre optic cable system between France, Portugal mainland, Morocco and Madeira Island (hereinafter called "EURAFRICA"), for telecommunication services between and among points in or reached via France, Portugal mainland, Morocco and Madeira Island and points beyond has been constructed and is being operated.

WHEREAS, pursuant to an Agreement dated November 12, 1992 (hereinafter called "COLUMBUS-ll Agreement"), an optical fiber cable system linking North America and Europe (hereinafter called "COLUMBUS-ll"), for telecommunication services between and among points in or reached via the continental United States and St. Thomas, U.S. Virgin Islands and Mexico on the west, and points in or reached via Spain, Italy and Portugal on the east has been constructed and is being operated.

WHEREAS, part of capacity assigned to the Vendor in EURAFRICA and COLUMBUS-ll systems is to be sold as Indefeasible Right of Use
(IRU) for use between International Telecommunication Entities not Parties to the EURAFRICA and COLUMBUS-ll Agreements.

WHEREAS, the Purchaser wishes to obtain from the Vendor and the VENDOR wishes to sell to the Purchaser the IRU of the half interests in a number of circuits, owned by the Vendor in EURAFRICA and COLUMBUS-ll for service between Portugal mainland and the continental United States.

WHEREAS, the Parties to the present Agreement want to define terms and conditions according to which the Vendor sells to the Purchaser the IRU in EURAFRICA and COLUMBUS-ll systems as follows:

[CT REQUESTED]in the segment Funchal-Sesimbra
[CT REQUESTED]in the segment West Palm Beach-Funchal

NOW THEREFORE, the Parties to the present Agreement, in consideration of the mutual covenants herein expressed, covenant and agree with each other as follows:

1. Effective from the date of this Agreement, the Vendor sells to the Purchaser the IRU of:

     EURAFRICA:
     [CT REQUESTED]in the segment Funchal-Sesimbra

     [CT REQUESTED]
     [CT REQUESTED]in the segment West Palm Beach-Funchal

     These half circuits will be used for supplying communications services between points in or reached via continental United States and points in or reached via
     Portugal mainland.

2. For the IRU in the half circuits as indicated in article 1 above, sold to the Purchaser pursuant to this Agreement, the Purchaser will pay the capital cost of 383,300 USD accrued by financial charges, under the following payment conditions:

     a) 10 (ten) semestral instalments, being the first payment due on June 30, 1996. Bills for such installments shall include:
          - 1/10 of the capital cost (38.330 USD).
          - financial charges calculated at the LIBOR rate applicable on a 180 (one hundred eighty) day USD denominated loan plus 0,25%

          Bills for such installments shall be rendered by the Vendor on the months of May and November and shall be paid by the Purchaser by the end of the month following the month the bills are rendered.

     b) A quarterly amount equal to the portion of the costs of operating and maintaining EURAFRICA and COLUMBUS-ll, allocable to the half circuits sold hereunder on a pro rata basis. The Vendor or any other entity designated as its successor will render bills quarterly to the Purchaser from the date of the present Agreement and the Purchaser will pay such bills by the end of the month following the month in which the bills are rendered.

     c) Amounts equal to the portion of the costs incurred for repairing at sea EURAFRICA and COLUMBUS-ll, allocable to the half circuits sold to the Purchaser hereunder on a pro rata basis. Bills for such amounts incurred subsequent to the effective date of this Agreement shall be rendered by the Vendor or any other entity designated as its successor to the Purchaser as soon as practicable after such costs are charged to the Vendor. Such bills shall be payable by the Purchaser within one calendar month after the end of the month in which bills are rendered.

     d) Bills not paid by the due date will incur a quarterly compounded financing charge at a rate of one hundred and twenty five (125) percent of the LIBOR rate applicable on a 180 (one hundred eighty) day USD denominated loan, effective during the period that the payment is overdue.

     e) If the bills are not paid by the Purchaser within one year after the end of the month in which the bills are rendered, the Vendor will be entitled to terminate automatically this Agreement without any compensation for the Purchaser.

3. In the event that the total number of circuits which any of the fibre pairs in EURAFRICA and COLUMBUS-ll is capable of providing upon its completion is reduced as a result of physical deterioration, or for other reasons beyond the control of the Parties to the EURAFRICA and COLUMBUS-ll Agreements, during the term of this Agreement, the number of half circuits sold to the Purchaser hereunder may be reduced in the same proportion as the total number of circuits is reduced.

4. Neither Party shall be liable to the other for any loss or damage sustained by reason of any failure in or breakdown of EURAFRICA and COLUMBUS-ll or of the facilities associated with EURAFRICA and COLUMBUS-ll or for any interruption of service, whatsoever shall be the cause of such failure, breakdown or interruption, and however long it shall last.

5. The operation by the Purchaser of the half circuits sold to it hereunder and any equipment associated therewith with the previous written consent of the Vendor shall be such as not to interrupt, interfere with or impair service over any of the facilities comprising EURAFRICA and COLUMBUS-ll, any circuits of the Vendor or any circuits of connecting companies or of other right of use, impair privacy of any communications over such facilities, cause damage to plant, or create hazards to the employees of any of the aforementioned companies or of any owner of the aforementioned facilities or to the public. The Purchaser shall hold harmless the Vendor and bear the cost of any additional protective apparatus reasonably required to be installed because of the use of such facilities by the Purchaser, any lessee of the Purchaser, or any customer or customers of the Purchaser or of any such lessee, and the cost of any possible damage thereto related.

     A consent granted under this clause may be revoked at anytime by the Vendor if the provisions of the clause are not fulfilled. Such equipment, if used, shall not constitute a part of EURAFRICA and COLUMBUS-ll. Similar obligations will be included in any such Agreements made with users of EURAFRICA and COLUMBUS-ll.

6. The half circuits sold to the Purchaser hereunder will be maintained or caused to be maintained in efficient working order by the Vendor.

     In this regard, at a time agreeable to the Vendor, the half
     MAUOs sold to the Purchaser hereunder shall be made available to the Vendor to make such tests and adjustments as may be necessary for such circuits to be maintained in efficient working order.

7. In the event of the liquidation of a segment of EURAFRICA and COLUMBUS-ll by sale or other disposition, during the term in which this Agreement is in force, the Vendor shall share with the Purchaser the net proceeds or cost of any such sale or disposition, in the proportion in which the Purchaser contributed to the cost of the Segment Funchal-Sesimbra of EURAFRICA and Segment West Palm Beach-Funchal of COLUMBUS-ll.

8. No license under patents is granted by the Vendor or shall be implied or arise by estoppel in the Purchaser's favor with respect to any apparatus, system or method used by the Purchaser in connection with the use of the half circuits sold to it hereunder. With respect to claims of patent infringement made by third persons, (i) the Vendor will save the Purchaser harmless against claims arising out of the use by the Purchaser of such half circuits in accordance with the provision of this Agreement, and (ii) the Purchaser will save the Vendor harmless against claims arising out of combining such half circuits or using such half circuits in connection with any apparatus, system or method provided by the Purchaser.

9. The Vendor or any other entity designated as its successor shall keep such books, records, vouchers and accounts of all of its costs with respect to the provision and maintenance of EURAFRICA and COLUMBUS-ll, as may be appropriate to support its costs, for a period of three years from the date on which the corresponding bills were rendered to the Purchaser.

10. The performance of this Agreement by the Vendor and the Purchaser is contingent upon the provision and continued operation of EURAFRICA and COLUMBUS-ll, and upon the obtaining and continuance of such approvals, consents, governmental authorizations, licenses and permits as may be required or be deemed necessary for this Agreement by the Parties hereto and as may be satisfactory to them. The Vendor and Purchaser shall use their best efforts to obtain and continue, or have continued such approvals, consents, licenses and permits.

11. Unless otherwise stipulated, no transfer of the rights granted under this Agreement or of any right resulting from it by either of the Parties to this Agreement shall be considered valid without the written consent of the other Party to this Agreement, except to a successor or assign or subsidiary of such Party, or corporation controlling, or under the same control as such Party, in which case written notice shall be given in a timely manner by the Party making said transfer.

12. Amendments to this Agreement or to any of the conditions contained herein shall be effected by means of another written agreement, signed on behalf of each of the Parties by a person duly authorized to do so.

13. The relationship between the Parties hereto shall not be that of partners and nothing herein contained shall be deemed to constitute a partnership between them.

     Termination of this Agreement shall not terminate the provisions of Article 7 above, or prejudice the operation or effect thereof.

14. This Agreement shall become effective on the day and year first above written and shall continue in effect for the duration of the COLUMBUS-ll and EURAFRICA Agreements.

15. For all purposes, the addresses of the Parties to this Agreement shall be as follows, unless otherwise designated in writing by the respective Parties:

     Vendor

     COMPANHIA PORTUGUESA RADIO MARCONI, SA
     Av.  lvaro pais, n 2
     1699 LISBOA CODEX
     PORTUGAL

     Purchaser

     STARTEC, INC.
     10411 Motor City Drive
     Suite 301, Bethesda
     MD20817, U.S.A.

16. This Agreement shall be executed in two counterparts and each such counterpart shall together, as well as separately, constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have severally subscribed these presents or caused them to be subscribed in their names and behalf by their respective officers thereunto duly authorized.


COMPANHIA PORTUGUESA RADIO MARCONI, SA

by:  /s/





STARTEC, INC.

by:  /s/